UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 2, 2011

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On May 2, 2011, Mueller Water Products, Inc. (the “Company”) announced its results of operations for the quarter ended March 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 2.02, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 8.01.	Other Events.

The board of directors of the Company, after considering many factors, has authorized the exploration of a variety of alternatives for its pipe-making subsidiary, United States Pipe and Foundry Company, including strategic alternatives such as the sale of a controlling interest in that business to a third party, a joint venture with a third party or other financial or structural alternatives, both domestic and international. A key objective will be to ensure that U.S. Pipe continues as a strong brand by delivering quality goods and services to its customers, with the same commitment to high customer service that has distinguished its business in the past.

No decision has been made at this time to enter into any transaction and there can be no assurance that the exploration of alternatives will result in a transaction or as to the terms, conditions or timetable of any such transaction. It is the Company’s policy not to comment on any specific discussions or any potential corporate transaction unless and until it enters into a definitive agreement with respect to such a transaction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release Dated May 2, 2011 - Mueller Water Products Reports Fiscal Second Quarter 2011 Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2011	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Gregory E. Hyland
Gregory E. Hyland
Chairman, President and Chief Executive Officer

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